UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2009 the Compensation Committee of the Board of Directors of Silicon Graphics International Corp. (the “Company”) approved a corporate bonus plan (the “2010 Plan”) for the 2010 fiscal year. The Plan is identical in all respects to the 2009 corporate bonus plan, previously disclosed in a Current Report on Form 8-K filed by the Company on February 12, 2009, except that the 2010 Plan will be in effect for the Company’s newly adopted fiscal year, commencing June 27, 2009.

The 2010 Plan is an integral part of compensation for the all or nearly all of the Company’s management, including the Company’s executive officers. The 2010 Plan provides that bonuses are payable quarterly based upon (1) the achievement of certain non-GAAP revenue and non-GAAP gross margin performance targets established by the Compensation Committee, and (2) target bonus amounts for each individual established by the Compensation Committee. The Compensation Committee established the annual target bonus amounts for the 2010 Plan. The 2010 Plan annual target bonus amounts as with the 2009 plan, have been maintained at reduced 50% rates under the 2010 Plan, and for Mark Barrenechea, the Company’s Chief Executive Officer, the amount was established at $350,000; and for James Wheat, the Company’s Chief Financial Officer, the amount was established at $108,000. The target bonus amounts for the Company’s other named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) were as follows: for Giovanni Coglitore, the Company’s Senior Vice President, Engineering, the amount was established at $100,000, and for Maurice Leibenstern, the Company’s Senior Vice President, General Counsel and Corporate Secretary, the amount was established at $105,000 and for David Yoffie, the Company’s Senior Vice President, Services, the amount was established at $105,000. Under the 2010 Plan, for a bonus to be “earned” and payable for a given quarter, the Company’s quarterly non-GAAP revenue and non-GAAP gross margin must each be within the range of non-GAAP revenue and non-GAAP gross margin performance targets set by the Compensation Committee for purposes of the 2010 Plan. In the event of achievement of the non-GAAP revenue and non-GAAP gross margin performance targets, the respective percentage of the target bonus amounts will be earned. In the event of under-achievement of one or both of the Compensation Committee established performance target ranges, quarterly bonuses under the 2010 Plan can result in either 0%, 25% or 37.5% of the quarterly bonus target being earned, depending on the specific levels of actual non-GAAP revenue and non-GAAP gross margin performance; in the event of achievement within both performance target ranges, quarterly bonuses under the 2010 Plan can result in 50% of the quarterly bonus target being earned; in the event of no under-achievement and over-achievement of one or both of the non-GAAP revenue and/or non-GAAP gross margin targets, the percentage can result in either 62.5%, 75% or 100% the quarterly bonus target earned, depending on the specific levels of actual non-GAAP revenue and non-GAAP gross margin performance. The Compensation Committee further specified that the 100% target could only be earned if, in addition to achievement of the specific quarterly levels of actual non-GAAP revenue and non-GAAP gross margin performance, the Company is non-GAAP earnings-per-share profitable for the quarter, after the payout of all bonuses under the 2010 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: August 14, 2009	By:	/s/ Maurice Leibenstern
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary

3